UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2007
aQuantive, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-29361	91-1819567

(State or Other Jurisdiction of Incorporation)	(Commission File Number.)	(IRS Employer Identification No.)

821 Second Avenue, 18th Floor, Seattle Washington	98104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 816-8800

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     On August 9, 2007, shareholders of aQuantive, Inc. (“aQuantive”) approved the Agreement and Plan of Merger, dated as of May 17, 2007, among aQuantive, Microsoft Corporation (“Microsoft”) and Arrow Acquisition Company, a wholly-owned subsidiary of Microsoft (the “Merger Agreement”), at the special meeting of shareholders. Under the terms of the Merger Agreement, Arrow Acquisition Company will merge into aQuantive, aQuantive will become 100% owned by Microsoft and aQuantive’s shareholders will receive $66.50 in cash, without interest, for each share of aQuantive common stock issued and outstanding immediately prior to the effective time of the merger. aQuantive expects that the merger will be consummated within two business days in accordance with the terms of the Merger Agreement.
     The statements in this current report regarding the expected timing of the consummation of the merger or including words such as “will” or “expects” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. One factor that could cause actual results to differ from those discussed in the forward-looking statements is the failure of conditions to closing in the merger to be satisfied by the expected time of consummation of the merger or at all. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise the forward-looking statements to reflect events or circumstances that may subsequently arise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 9, 2007

AQUANTIVE, INC.
By:	/s/ Linda Schoemaker
Name:	Linda Schoemaker
Title:	Senior Vice President and General Counsel